EXHIBIT 22.1

                         Subsidiaries of the Registrant

                                                               Jurisdiction of
                  Name                                          Incorporation
                  ----                                         ---------------

Bel Fuse Limited                                                 Hong Kong

Bel Fuse Macau LDA                                               Macau

Bel Fuse Europe Ltd.                                             United Kingdom


Bel Fuse America Inc.                                            Delaware

Bel Fuse Delaware Inc.                                           Delaware

Bel Fuse California Inc.                                         California

Bel Ventures Inc.                                                Delaware

Bel Power Products Inc.                                          Delaware

Bel Power (Hangzhou) Co. Ltd.                                    China

Bel Transformer Inc.                                             Delaware

Bel Connector Inc.                                               Delaware

Bel Components Ltd.                                              Hong Kong